EXHIBIT 21
ENTITIES OF ALLERGAN, INC.

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
1	Allergan Productos Farmaceuticos S.A.	Argentina
2	Allergan Australia Pty Limited	Australia
3	Allergan Medical Pty Ltd	Australia
4	Allergan N.V.	Belgium
5	Collagen Aesthetics Benelux S.A.	Belgium
6	Allergan Holdings B Ltd.	Bermuda
7	Allergan Produtos Farmacêuticos Ltda.	Brazil
8	Inamed do Brasil Ltda	Brazil
9	Allergan Inc.	Canada
10	Allergan Pharmaceuticals Ireland	Cayman Islands
11	Allergan Holdings C, Ltd.	Cayman Islands
12	Allergan Laboratorios Limitada	Chile
13	Allergan Information Consulting (Shanghai) Co., Ltd.	China
14	Allergan de Colombia S.A.	Colombia
15	Allergan Costa Rica, S.R.L.	Costa Rica
16	Allergan Services Costa Rica, S.R.L.	Costa Rica
17	Allergan ApS	Denmark
18	Allergan France S.A.S.	France
19	Allergan Holdings France SAS	France
20	Collagen Aesthetics France SARL	France
21	Allergan Industrie S.A.S.	France
22	Pharm-Allergan GmbH	Germany
23	Allergan Asia Limited	Hong Kong
24	Allergan Hong Kong Limited	Hong Kong
25	Allergan Healthcare India Private Limited	India
26	Allergan India Private Limited*	India
27	Allergan Pharmaceutical Development Center India Private Limited	India
28	Allergan Botox Limited	Ireland
29	Allergan Development I Limited	Ireland
30	Allergan Pharmaceuticals Holdings (Ireland) Limited	Ireland
31	Allergan Services International, Limited	Ireland
32	Chamfield Limited	Ireland
33	McGhan Ireland Holdings Ltd.	Ireland
34	McGhan Limited	Ireland
35	Medisyn Technologies Limited	Ireland
36	Seabreeze Silicone Limited	Ireland
37	The Seabreeze Holdings LLC AGN Seabreeze LLC Limited Partnership	Ireland
38	Allergan Israel Ltd.	Israel
39	Allergan S.p.A.	Italy
40	Allergan International YK	Japan

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
41	Allergan Japan K.K.	Japan
42	Allergan K.K.	Japan
43	Allergan NK	Japan
44	Allergan Korea Limited	Korea
45	Samil Allergan Limited*	Korea
46	Allergan Luxembourg S.à r.l.	Luxembourg
47	Collagen Luxembourg S.A.	Luxembourg
48	Allergan Malaysia Sdn. Bhd.	Malaysia
49	Allergan, S.A. de C.V.	Mexico
50	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico
51	BioEnterics Latin America S.A. de C.V.	Mexico
52	McGhan Medical Mexico S.A. de C.V.	Mexico
53	Allergan B.V.	Netherlands
54	Allergan Services B.V.	Netherlands
55	McGhan Medical B.V.	Netherlands
56	Allergan Holdings B.V.	Netherlands Antilles
57	Allergan New Zealand Limited	New Zealand
58	Allergan AS	Norway
59	Allergan Healthcare Philippines, Inc.	Philippines (Republic of)
60	Allergan Spółka z ograniczoną odpowiedzialnością	Poland
61	Allergan C.I.S. SARL	Russia
62	Allergan Singapore Pte. Ltd.	Singapore
63	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
64	Allergan, S.A.U.	Spain
65	Allergan Norden AB	Sweden
66	Allergan AG	Switzerland
67	Allergan Medical Sàrl	Switzerland
68	Allergan Pharmaceuticals Taiwan Co. Ltd.	Taiwan
69	Allergan (Thailand) Limited.	Thailand
70	Allergan Ilaçlari Ticaret Anonim Şirketi	Turkey
71	Allergan de Venezuela, C.A.	Venezuela
72	Allergan Holdings Limited	United Kingdom
73	Allergan Limited	United Kingdom
74	Allergan Optical Irvine, Inc.	United States/CA
75	Allergan Sales Puerto Rico, Inc.	United States/CA
76	CUI Corporation	United States/CA
77	Herbert Laboratories	United States/CA
78	Inamed Development Company	United States/CA
79	Silicone Engineering, Inc.	United States/CA
80	Oculex Pharmaceuticals, Inc.	United States/CA

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
81	AGN Seabreeze, LLC	United States/DE
82	Alacer Biomedical, Inc.	United States/DE
83	Allergan America, LLC	United States/DE
84	Allergan Holdings, Inc.	United States/DE
85	Allergan Property Holdings, LLC	United States/DE
86	Allergan Puerto Rico Holdings, Inc.	United States/DE
87	Allergan Sales, LLC	United States/DE
88	Allergan Specialty Therapeutics, Inc.	United States/DE
89	Allergan USA, Inc.	United States/DE
90	Inamed, LLC	United States/DE
91	Inamed Corporation	United States/DE
92	Pacific Pharma, Inc.	United States/DE
93	Precision Light, Inc.	United States/DE
94	Seabreeze LP Holdings, LLC	United States/DE
95	Vicept Therapeutics, Inc.	United States/DE
96	Flowmatrix Corporation	United States/NV
97	TotalSkinCare.com Corporation	United States/NV

*
Except for Allergan India Private Limited and Samil Allergan Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant and Samil Allergan Limited is 50.0001% owned by Registrant.